Exhibit 23

Consent of Independent Registered Public Accounting Firm.

We consent to incorporation by reference in the Registration Statement (No. 333-150772) on Form S-8 of our report dated June 24, 2009 appearing on the annual report Form 11-K of Owens Corning Savings and Security Plan for the year ended December 31, 2008.

/s/ Plante & Moran, PLLC

Toledo, Ohio

June 26, 2009